Exhibit 4.21

EXECUTION VERSION

INTERCREDITOR AGREEMENT (PET NOTES/SELLER NOTES GUARANTY)

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 6, 2007, is made by and among the holders of the Seller Notes (defined below) that are parties hereto (the “Seller Note Holders”), PET CAPITAL PARTNERS, LLC, a Delaware limited liability company, in its capacity as a PET Note Holder (defined below) and as Agent for and on behalf of the holders of the PET Notes (defined below) that are party hereto (the “PET Note Holders”) pursuant to the PET Notes (together with its successors and assigns, the “PET Note Agent”), the PET NOTE HOLDERS, and PENTHOUSE MEDIA GROUP INC., a Nevada corporation (“PMGI”).

WHEREAS, PMGI has issued the 13% Subordinated Term Loan Notes due 2011 dated August 23, 2006, in the original face amount of $24,441,056.14 in favor of the PET Note Holders and the PET Note Agent (as amended, modified, renewed, extended, or replaced from time to time and including additional notes issued from time to time in payment of interest on such outstanding 13% Subordinated Term Loan Notes due 2011, the “PET Notes”);

WHEREAS, Interactive Network, Inc., a Nevada corporation (the “Seller Notes Obligor”) has issued 6% Subordinated Convertible Notes due 2011 to the Seller Note Holders in the aggregate principal amount of $170,000,000 (as amended, modified, renewed, extended, or replaced from time to time, collectively, the “Seller Notes”);

WHEREAS, PMGI has agreed to guaranty the obligations of the Seller Notes Obligor under the Seller Notes pursuant to a Guaranty attached to each of the Seller Notes (collectively, the “Seller Notes Guaranty”); and

WHEREAS, PET Note Agent, on behalf of itself and the other PET Note Holders, and the Seller Note Holders have agreed to treat all obligations of PMGI owing to the PET Note Holders under the PET Notes (collectively, but in no event for purposes of this Agreement to exceed an amount equal to $24,441,056.14  less any prepayments of the principal amount thereof made by PMGI from and after the date hereof, the “PET Note Debt”) on a pari passu basis with the obligations of PMGI owing to the Seller Note Holders under the Seller Notes Guaranty (collectively, but in no event for purposes of this Agreement to exceed an amount equal to $170,000,000 less any prepayments of the principal amount thereof made by the Seller Notes Obligor from and after the date hereof, the “Seller Notes Guaranty Obligations”), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.

Definitions; Interpretation.

(a)

Certain Defined Term.  As used in this Agreement, “Collateral” means all of the assets and property of PMGI and any other obligor in respect of the PET Note Debt, whether real, personal or mixed, with respect to which a lien or security interest is granted pursuant to the documentation relating to the PET Note Debt.

(b)

Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2.

PET Note Debt Pari Passu with Seller Notes Guaranty Obligations.  PET Note Agent, on behalf of itself and the other PET Note Holders, and the Seller Note Holders hereby agree that the PET Note Debt and the Seller Notes Guaranty Obligations shall be treated on a pari passu basis.

SECTION 3.

Distribution of Assets of PMGI.  In the event of any payment or distribution of assets of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to PMGI or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of PMGI, or otherwise (such events, collectively, “Insolvency Events”), and notwithstanding that the PET Notes are secured by the Collateral (but subject to Section 5 below), all amounts owing on account of the PET Note Debt shall be treated on a pari passu basis with all amounts owing by PMGI on account of the Seller Notes Guaranty Obligations.

SECTION 4.

Application of Proceeds and Payments.  Notwithstanding that the PET Notes are secured by the Collateral (but subject to Section 5 below), any Collateral or proceeds thereof received by the PET Note Agent in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by PET Note Agent in a manner consistent with the treatment of the PET Note Debt and the Seller Notes Guaranty Obligations as pari passu.

SECTION 5.

Rights of PET Note Agent and PET Note Holders as Secured Creditors Maintained.  Nothing in this Agreement shall in any manner whatsoever render ineffective or impair the security interest and lien of PET Note Agent, on behalf of itself and the other PET Note Holders, in the Collateral or restrict or adversely affect in any manner the rights and remedies of the PET Note Agent and the PET Note Holders as secured creditors in respect of such security interest and lien, including without limitation the rights of secured creditors in a bankruptcy proceeding of PMGI to obtain post-petition interest.

SECTION 6.

Turn Over.  In the event that, notwithstanding the provisions of Sections 2, 3, and 4, any payments (“Seller Guaranty Payments”) shall be received by or on behalf of any Seller Note Holder under the Seller Notes Guaranty in contravention of the treatment of the PET Note Debt and the Seller Notes Guaranty Obligations as pari passu, then such Seller Note Holder agrees that it shall receive such Seller Guaranty Payments and shall hold such Seller Guaranty Payments (to the extent such payments exceed the amount such Seller Note Holder should receive pursuant to Sections 2, 3, and 4; such excess amounts, the “Excess Seller Guaranty Payments”) in trust for the benefit of PET Note Agent, and shall pay over and deliver such Excess Seller Guaranty Payments to PET Note Agent, for application to the Pet Note Debt.  In the event that, notwithstanding the provisions of Sections 2, 3, and 4, any payments (“PET Debt Payments”) shall be received by or on behalf of PET Note Agent or any other PET Note Holder in contravention of the treatment of the PET Note Debt and the Seller Notes Guaranty Obligations as pari passu, then PET Note Agent or such other PET Note Holder agrees that it shall receive such PET Debt Payments and shall hold such PET Debt Payments (to the extent such payments exceed the amount PET Note Agent or such other PET Note Holder should receive pursuant to Sections 2, 3, and 4; such excess amounts, the “Excess PET Debt Payments”) in trust for the benefit of the Seller Note Holders, and shall pay over and deliver such Excess PET Debt Payments to the Seller Note Holders, as payments under the Seller Notes Guaranty and for application to the Seller Notes Guaranty Obligations.

SECTION 7.

Continuing Agreement; Reinstatement.  This Agreement is a continuing agreement and shall continue in effect and be binding upon the parties hereto until payment and performance in full in cash of the PET Note Debt and the full satisfaction of all Seller Notes Guaranty Obligations.  The agreements and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its agreements with any of the other parties hereto.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the PET Note Debt by PMGI shall be rescinded or must otherwise be restored by PET Note Agent, whether as a result of an Insolvency Event or otherwise.  Likewise, this Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of Seller Notes Guaranty Obligations by PMGI shall be rescinded or must otherwise be restored by the Seller Note Holders, whether as a result of an Insolvency Event or otherwise.

SECTION 8.

Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered at the addressees set forth on the signature pages hereto.

SECTION 9.

Costs and Expenses. PMGI agrees to pay to PET Note Agent and the Seller Note Holders on demand all reasonable costs and expenses of PET Note Agent and the

Seller Note Holders, and the reasonable and documented fees and disbursements of counsel, in connection with the negotiation, preparation, execution and delivery of, and reasonable costs and expenses of PET Note Agent and the Seller Note Holders, and the reasonable fees and disbursements of counsel, in connection with the administration, enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement (including any amendments, modifications, or waivers of the terms hereof), including any costs and expenses sustained by PET Note Agent or the Seller Note Holders, as applicable, as a result of any failure by PMGI or the other party hereto to perform or observe its obligations contained in this Agreement.

SECTION 10.

Benefits of Agreement.  This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 11.

Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 12.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 13.

Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.  No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto; and no waiver of any provision of this Agreement, or consent to any departure by any party hereto therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the other parties hereto.  Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 14.

Conflicts.  In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the PET Note Debt or the Seller Notes Guaranty Obligations, on the other hand, then the terms of this Agreement shall control.

SECTION 15.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 16.

Interpretation.  This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, the parties hereto and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any party merely because of such party’s involvement in the preparation hereof.

SECTION 17.

Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an executed original counterpart of this Agreement.  This Agreement shall become effective as to PMGI upon the execution and delivery of a counterpart hereof by such party (whether or not a counterpart hereof shall have been executed and delivered by any other party).

SECTION 18.

Termination of Agreement.  Upon final payment and performance in full, in cash or cash equivalents, of the PET Note Debt and the Seller Notes Guaranty Obligations, this Agreement shall terminate.

SECTION 19.

No Conflict.  Each party hereto represents and warrants that neither the execution and delivery of this Agreement nor its performance of its terms conflicts with any other material agreement to which such party is a party.

SECTION 20.

Provisions Solely to Define Relative Rights  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Seller Note Holders, on the one hand, and PET Note Agent and the other PET Note Holders, on the other hand.  Neither PMGI nor any other creditor thereof shall have any rights hereunder and PMGI may not rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of PMGI, which are absolute and unconditional, to pay the PET Note Debt and the Seller Notes Guaranty Obligations as and when the same shall become due and payable in accordance with their terms.

[signature pages to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first written above.

PMGI:

PENTHOUSE MEDIA GROUP INC.,

a Nevada corporation

By:

/s/ Marc H. Bell

Name: Marc H. Bell

Title:   President

[SIGNATURE  PAGE OF INTERCREDITOR AGREEMENT (PET NOTES/SELLER NOTES GUARANTY)]

PET NOTE AGENT:

PET CAPITAL PARTNERS LLC

By NAFT Ventures I, LLC, its Managing Member

By:

/s/ Marc H. Bell

Name:

Marc H. Bell

Title:

Managing Member

[SIGNATURE  PAGE OF INTERCREDITOR AGREEMENT (PET NOTES/SELLER NOTES GUARANTY)]

PET NOTE HOLDERS:

PET CAPITAL PARTNERS LLC

By NAFT Ventures I, LLC, its Managing Member

By:

/s/ Marc H. Bell

Name:

Marc H. Bell

Title:

Managing Member

ABSOLUTE RETURN EUROPE FUND

By: /s/ Glenn Kennedy

Name: Glenn Kennedy

Title:   authorized signatory

FLORESCUE FAMILY CORPORATION

By: /s/ Barry Florescue

Name:

Barry Florescue

Title:

President

[SIGNATURE  PAGE OF INTERCREDITOR AGREEMENT (PET NOTES/SELLER NOTES GUARANTY)]

SELLER NOTE HOLDERS:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Name:  Andrew B. Conru

Title:    Trustee

MAPSTEAD TRUST CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Name:  Lars Mapstead

Title:    Trustee

By: /s/ Marin A. Mapstead

Name:  Marin A. Mapstead

Title:  Trustee

[SIGNATURE  PAGE OF INTERCREDITOR AGREEMENT (PET NOTES/SELLER NOTES GUARANTY)]